================================================================================


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------



                                   FORM 8-K/A


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: DECEMBER 10, 1998
              (DATE OF EARLIEST EVENT REPORTED: SEPTEMBER 28, 1998)

                              --------------------


                              KEEBLER FOODS COMPANY
             (Exact name of Registrant as specified in its charter)



           DELAWARE                    NO. 001-13705            36-3839556
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)



                       677 LARCH AVE., ELMHURST, IL 60126
                    (Address of principal executive offices)

                                  630-833-2900
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE.
                         (Former name or former address,
                          if changed since last report)


                              --------------------


================================================================================

          Keebler Foods Company, a Delaware corporation ("Keebler"), hereby amends Item 2. "Acquisition or Disposition of Assets" and Item 7. "Financial Statements, Pro Forma Financial Information and Exhibits" of Keebler's Current Report on Form 8-K dated October 9, 1998, in full to read as follows:

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS

          On September 28, 1998, Keebler Foods Company, a Delaware corporation ("Keebler"), purchased all of the issued and outstanding shares of common stock of President International, Inc., a Delaware corporation ("PII"), the parent and sole owner of President Baking Company, Inc. ("President") from President International Trade and Investment Corporation, a company limited by shares under the International Business Companies Ordinance of the British Virgin Islands for an aggregate purchase price of $446.1 million, excluding related fees and expenses paid at closing of approximately $4.0 million. In conjunction with this acquisition, Keebler extinguished its outstanding Term Note A plus accrued interest and bank fees in the amount of $146.1 million.

          The funds used to consummate the acquisition came from both existing cash resources and from borrowings under the $700.0 million Senior Credit Facility Agreement dated as of September 28, 1998 among Keebler, various financial institutions and the Bank of Nova Scotia ("BNS"), as the Lead Arranger and Administrative Agent, The First National Bank of Chicago, as the Syndication Agent, and the Bank of Montreal, as the Managing Agent, as well as the $125.0 million Bridge Facility also dated as of September 28, 1998 among Keebler, various financial institutions and the Bank of Nova Scotia as the Arranger and the Administrative Agent. Keebler financed the transaction using existing cash resources of approximately $75.0 million, and borrowings of $350.0 million under a BNS Term Facility, $105.0 million under a BNS Revolver, and $75.0 million under a BNS Bridge Facility.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)       Financial Statements of Business Acquired:


            1. The financial statements listed in the accompanying Index to the Financial Statements on page F-1 are filed on pages F-2 to F-20 as part of this current report.

(b)       Pro Forma Financial Information:


                        UNAUDITED PRO FORMA CONSOLIDATED
                              FINANCIAL INFORMATION

          The following unaudited pro forma consolidated statements of operations are based on the historical financial statements of Keebler and PII during the periods presented, adjusted to give effect to the acquisition of PII. The unaudited consolidated balance sheet of PII as of September 26, 1998 was consolidated with the Keebler unaudited consolidated balance sheet at October 10, 1998 and included in the Keebler Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 16, 1998.

          The unaudited pro forma consolidated statements of operations for the forty weeks ended October 10, 1998, the fiscal year ended January 3, 1998 and the forty weeks ended October 4, 1997 give effect to the acquisition of PII as if it had occurred at the beginning of the period presented. The adjustments are described in the accompanying notes and are based upon available information and certain assumptions that management believes are reasonable.

          The unaudited pro forma consolidated statements of operations do not purport to represent what Keebler's results of operations would actually have been had the acquisition of PII in fact occurred on such date or to project Keebler's results of operations for any future period.


                             KEEBLER FOODS COMPANY
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE FORTY WEEKS ENDED OCTOBER 10, 1998
                     (IN MILLIONS EXCEPT PER SHARE AMOUNTS)


                                                                 HISTORICAL
                                                    --------------------------------------
                                                         KEEBLER               PII
                                                       FORTY WEEKS         THIRTY-NINE
                                                          ENDED            WEEKS ENDED            PRO FORMA           PRO FORMA
                                                    OCTOBER 10, 1998    SEPTEMBER 26, 1998       RECLASSES (A)       ADJUSTMENTS
                                                    ----------------    ------------------      -------------       ------------
OPERATING DATA:

NET SALES                                             $     1,626.7       $        360.8        $        (3.8)

COSTS AND EXPENSES:
 Cost of sales                                                678.3                218.8                 (5.2)
 Selling, marketing and administrative expenses               816.7                102.2                  1.8       $       3.9 (b)
 Other                                                          7.1                  6.4                 (0.1)              1.7 (c)
                                                      -------------       --------------        -------------       -----------
INCOME FROM OPERATIONS                                        124.6                 33.4                 (0.3)             (5.6)

GAIN ON THE SALE OF THE JOINT VENTURES                          -                    7.7                  -                 -

INTEREST EXPENSE, NET                                          17.0                  9.2                 (0.3)              8.5 (d)
                                                      -------------       --------------        -------------       -----------
INCOME BEFORE INCOME TAX EXPENSE                              107.6                 31.9                  -               (14.1)
 Income tax expense                                            45.2                 10.2                  -                (0.6)(e)
                                                      -------------       --------------        -------------       -----------
INCOME BEFORE EQUITY IN NET LOSS OF JOINT VENTURES             62.4                 21.7                  -               (13.5)
 Equity in net loss of joint ventures                           -                    2.2                  -                (2.2)(f)
                                                      -------------       --------------        -------------       -----------
INCOME BEFORE EXTRAORDINARY ITEM                               62.4                 19.5                  -               (11.3)

EXTRAORDINARY ITEM:
 Loss on early extinguishment of debt,
   net of tax                                                   1.7                  0.7                  -                (0.4)(g)
                                                      -------------       --------------        -------------       -----------
NET INCOME                                            $        60.7       $         18.8        $         -         $     (10.9)
                                                      =============       ==============        =============       ===========

BASIC NET INCOME PER SHARE:
 Income before extraordinary item                     $        0.75
 Extraordinary item                                            0.02
                                                      -------------
 Net income                                           $        0.73
                                                      =============
WEIGHTED AVERAGE SHARES OUTSTANDING                            83.1
                                                      =============
DILUTED NET INCOME PER SHARE:
 Income before extraordinary item                     $        0.71
 Extraordinary item                                            0.02
                                                      -------------
 Net income                                           $        0.69
                                                      =============
WEIGHTED AVERAGE SHARES OUTSTANDING                            87.4
                                                      =============

OTHER DATA:
EBITDA, as adjusted (h)                               $       171.1       $         44.4        $        (0.3)      $      (1.7)
Depreciation and amortization                                  46.5                 11.0                  -                 3.9
Capital expenditures                                           36.0                  6.2                  -                 -



                                                        PRO FORMA
                                                      -------------
OPERATING DATA:

NET SALES                                             $     1,983.7

COSTS AND EXPENSES:
 Cost of sales                                                891.9
 Selling, marketing and administrative expenses               924.6
 Other                                                         15.1
                                                      -------------
INCOME FROM OPERATIONS                                        152.1

GAIN ON THE SALE OF THE JOINT VENTURES                          7.7

INTEREST EXPENSE, NET                                          34.4
                                                      -------------
INCOME BEFORE INCOME TAX EXPENSE                              125.4
 Income tax expense                                            54.8
                                                      -------------
INCOME BEFORE EQUITY IN NET LOSS OF JOINT VENTURES             70.6
 Equity in net loss of joint ventures                           -
                                                      -------------
INCOME BEFORE EXTRAORDINARY ITEM                               70.6

EXTRAORDINARY ITEM:
 Loss on early extinguishment of debt,
   net of tax                                                   2.0
                                                      -------------
NET INCOME                                            $        68.6
                                                      =============
BASIC NET INCOME PER SHARE:
 Income before extraordinary item                     $        0.85
 Extraordinary item                                            0.02
                                                      -------------
 Net income                                           $        0.83
                                                      =============
WEIGHTED AVERAGE SHARES OUTSTANDING                            83.1
                                                      =============
DILUTED NET INCOME PER SHARE:
 Income before extraordinary item                     $        0.81
 Extraordinary item                                            0.02
                                                      -------------
 Net income                                           $        0.79
                                                      =============
WEIGHTED AVERAGE SHARES OUTSTANDING                            87.4
                                                      =============
OTHER DATA:
EBITDA, as adjusted (h)                                $       213.5
Depreciation and amortization                                   61.4
Capital expenditures                                            42.2

                            KEEBLER FOODS COMPANY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED JANUARY 3, 1998
                    (IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                                  HISTORICAL
                                                    --------------------------------------
                                                         KEEBLER                PII
                                                    FISCAL YEAR ENDED    FISCAL YEAR ENDED          PRO FORMA          PRO FORMA
                                                     JANUARY 3, 1998     DECEMBER 27, 1997        RECLASSES (A)       ADJUSTMENTS
                                                    -----------------    -----------------      ---------------      ------------
OPERATING DATA:

NET SALES                                             $    2,065.2       $       441.1          $        (4.8)

COSTS AND EXPENSES:
 Cost of sales                                               888.0               276.3                   (8.8)
 Selling, marketing and administrative expenses            1,026.3               123.9                    5.0        $       5.1 (b)
 Other                                                         9.5                11.9                   (0.8)               2.1 (c)
                                                      ------------       -------------          -------------        -----------
INCOME FROM OPERATIONS                                       141.4                29.0                   (0.2)              (7.2)

INTEREST EXPENSE, NET                                         33.8                13.9                   (0.2)               9.1 (d)
                                                      ------------       -------------          -------------        -----------
INCOME BEFORE INCOME TAX EXPENSE                             107.6                15.1                    -                (16.3)
 Income tax expense                                           45.2                 8.1                    -                 (3.6)(e)
                                                      ------------       -------------          -------------        -----------
INCOME BEFORE EQUITY IN NET LOSS OF JOINT VENTURES            62.4                 7.0                    -                (12.7)
 Equity in net loss of joint ventures                          -                   3.1                    -                 (3.1)(f)
                                                      ------------       -------------          -------------        -----------
INCOME BEFORE EXTRAORDINARY ITEM                              62.4                 3.9                    -                 (9.6)

EXTRAORDINARY ITEM:
 Loss on early extinguishment of debt,
    net of tax                                                 5.4                 -                      -                  2.0 (g)
                                                      ------------       -------------          -------------        -----------
NET INCOME                                            $       57.0       $         3.9          $         -          $     (11.6)
                                                      ============       =============          =============        ===========
BASIC NET INCOME PER SHARE:
 Income before extraordinary item                     $       0.80
 Extraordinary item                                           0.07
                                                      ------------
 Net income                                           $       0.73
                                                      ============
WEIGHTED AVERAGE SHARES OUTSTANDING                           77.6
                                                      ============
DILUTED NET INCOME PER SHARE:
 Income before extraordinary item                     $       0.77
 Extraordinary item                                           0.07
                                                      ------------
 Net income                                           $       0.70
                                                      ============
WEIGHTED AVERAGE SHARES OUTSTANDING                           80.6
                                                      ============

OTHER DATA:
EBITDA, as adjusted (h)                               $      202.1       $        46.5          $        (0.2)       $      (2.1)
Depreciation and amortization                                 60.7                17.5                    -                  5.1
Capital expenditures                                          48.4                 4.9                    -                  -


                                                       PRO FORMA
                                                      ------------
OPERATING DATA:

NET SALES                                             $    2,501.5

COSTS AND EXPENSES:
 Cost of sales                                             1,155.5
 Selling, marketing and administrative expenses            1,160.3
 Other                                                        22.7
                                                      ------------
INCOME FROM OPERATIONS                                       163.0

INTEREST EXPENSE, NET                                         56.6
                                                      ------------
INCOME BEFORE INCOME TAX EXPENSE                             106.4
 Income tax expense                                           49.7
                                                      ------------
INCOME BEFORE EQUITY IN NET LOSS OF JOINT VENTURES            56.7
 Equity in net loss of joint ventures                          -
                                                      ------------
INCOME BEFORE EXTRAORDINARY ITEM                              56.7

EXTRAORDINARY ITEM:
 Loss on early extinguishment of debt,
    net of tax                                                 7.4
                                                      ------------
NET INCOME                                            $       49.3
                                                      ============
BASIC NET INCOME PER SHARE:
 Income before extraordinary item                     $       0.73
 Extraordinary item                                           0.10
                                                      ------------
 Net income                                           $       0.63
                                                      ============
WEIGHTED AVERAGE SHARES OUTSTANDING                           77.6
                                                      ============
DILUTED NET INCOME PER SHARE:
 Income before extraordinary item                     $       0.70
 Extraordinary item                                           0.09
                                                      ------------
 Net income                                           $       0.61
                                                      ============
WEIGHTED AVERAGE SHARES OUTSTANDING                           80.6
                                                      ============
OTHER DATA:
EBITDA, as adjusted (h)                               $      246.3
Depreciation and amortization                                 83.3
Capital expenditures                                          53.3

                            KEEBLER FOODS COMPANY
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE FORTY WEEKS ENDED OCTOBER 4, 1997
                    (IN MILLIONS EXCEPT PER SHARE AMOUNTS)

                                                             HISTORICAL
                                                 ------------------------------------------
                                                      KEEBLER                PII
                                                 FORTY WEEKS ENDED  THIRTY-NINE WEEKS ENDED       PRO FORMA          PRO FORMA
                                                  OCTOBER 4, 1997     SEPTEMBER 27, 1997        RECLASSES (A)       ADJUSTMENTS
                                                 -----------------  -----------------------   ---------------      ------------
OPERATING DATA:

NET SALES                                           $    1,542.2       $       350.8          $        (3.7)

COSTS AND EXPENSES:
 Cost of sales                                             668.5               217.8                   (6.4)
 Selling, marketing and administrative expenses            770.5                96.0                    2.8        $       3.9 (b)
 Other                                                       7.1                 9.8                    0.2                1.7 (c)
                                                    ------------       -------------          -------------        -----------
INCOME FROM OPERATIONS                                      96.1                27.2                   (0.3)              (5.6)

INTEREST EXPENSE, NET                                       28.6                10.8                   (0.3)               8.2 (d)
                                                    ------------       -------------          -------------        -----------
INCOME BEFORE INCOME TAX EXPENSE                            67.5                16.4                    -                (13.8)
 Income tax expense                                         28.4                 8.1                    -                 (3.5)(e)
                                                    ------------       -------------          -------------        -----------
INCOME BEFORE EQUITY IN NET LOSS OF JOINT VENTURES          39.1                 8.3                    -                (10.3)
 Equity in net loss of joint ventures                        -                   1.9                    -                 (1.9)(f)
                                                    ------------       -------------          -------------        -----------
INCOME BEFORE EXTRAORDINARY ITEM                            39.1                 6.4                    -                 (8.4)

EXTRAORDINARY ITEM:
 Loss on early extinguishment of debt,
    net of tax                                               2.7                 -                      -                  2.0 (g)
                                                    ------------       -------------          -------------        -----------
NET INCOME                                          $       36.4       $         6.4          $         -          $     (10.4)
                                                    ============       =============          =============        ===========
BASIC NET INCOME PER SHARE:
 Income before extraordinary item                   $       0.50
 Extraordinary item                                         0.04
                                                    ------------
 Net income                                         $       0.46
                                                    ============
WEIGHTED AVERAGE SHARES OUTSTANDING                         77.6
                                                    ============
DILUTED NET INCOME PER SHARE:
 Income before extraordinary item                   $       0.49
 Extraordinary item                                         0.04
                                                    ------------
 Net income                                         $       0.45
                                                    ============
WEIGHTED AVERAGE SHARES OUTSTANDING                         80.1
                                                    ============

OTHER DATA:
EBITDA, as adjusted (h)                             $      141.6       $        41.3          $        (0.3)       $      (1.7)
Depreciation and amortization                               45.5                14.1                    -                  3.9
Capital expenditures                                        26.1                 3.1                    -                  -

                                                     PRO FORMA
                                                    ------------
OPERATING DATA:

NET SALES                                           $    1,889.3

COSTS AND EXPENSES:
 Cost of sales                                             879.9
 Selling, marketing and administrative expenses            873.2
 Other                                                      18.8
                                                    ------------
INCOME FROM OPERATIONS                                     117.4

INTEREST EXPENSE, NET                                       47.3
                                                    ------------
INCOME BEFORE INCOME TAX EXPENSE                            70.1
 Income tax expense                                         33.0
                                                    ------------
INCOME BEFORE EQUITY IN NET LOSS OF JOINT VENTURES          37.1
 Equity in net loss of joint ventures                        -
                                                    ------------
INCOME BEFORE EXTRAORDINARY ITEM                            37.1

EXTRAORDINARY ITEM:
 Loss on early extinguishment of debt,
    net of tax                                               4.7
                                                    ------------
NET INCOME                                          $       32.4
                                                    ============
BASIC NET INCOME PER SHARE:
 Income before extraordinary item                   $       0.48
 Extraordinary item                                         0.06
                                                    ------------
 Net income                                         $       0.42
                                                    ============
WEIGHTED AVERAGE SHARES OUTSTANDING                         77.6
                                                    ============
DILUTED NET INCOME PER SHARE:
 Income before extraordinary item                   $       0.46
 Extraordinary item                                         0.06
                                                    ------------
 Net income                                         $       0.40
                                                    ============
WEIGHTED AVERAGE SHARES OUTSTANDING                         80.1
                                                    ============
OTHER DATA:
EBITDA, as adjusted (h)                             $      180.9
Depreciation and amortization                               63.5
Capital expenditures                                        29.2

      NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

(a) Pro forma reclassifications to conform PII's consolidated results of operations with the Keebler basis of presentation. The more significant adjustments include the reclassification of warehousing and shipping expenses from cost of sales to selling, marketing and administrative expenses and the reclassification of cash discounts and sales returns from selling, marketing and administrative expenses to net sales.

(b) Additional depreciation resulting from the preliminary valuation of PII property, plant and equipment.

(c) Reflects a net increase in other expenses due to:

                                                 FORTY               FISCAL            FORTY
                                              WEEKS ENDED          YEAR ENDED        WEEKS ENDED
                                            OCTOBER 10, 1998    JANUARY 3, 1998    OCTOBER 4, 1997
                                            ----------------    ---------------    ---------------
                                                                 (IN MILLIONS)
    Additional goodwill amortization expense
     associated with the PII acquisition over
     a forty year life                            $    1.1           $    1.3         $    1.1
    Amortization of costs associated with the
     PII acquisition over a five year life             0.6                0.8              0.6
                                                  --------           --------         --------
                                                  $    1.7           $    2.1         $    1.7
                                                  ========           ========         ========

(d) The following adjustments to net interest expense reflect the additional borrowings associated with the PII acquisition:

                                                 FORTY               FISCAL            FORTY
                                              WEEKS ENDED          YEAR ENDED        WEEKS ENDED
                                            OCTOBER 10, 1998    JANUARY 3, 1998    OCTOBER 4, 1997
                                            ----------------    ---------------    ---------------
                                                                 (IN MILLIONS)
    Elimination of PII's historical
     interest expense                               $   (8.3)          $  (12.9)      $    (9.7)
    Additional interest expense related to
     the New Credit Facilities                          17.1               22.3            18.2
    Eliminate Keebler's amortization of debt
     issuance costs related to debt
     extinguished as part of the acquisition            (0.5)              (0.6)           (0.5)
    Amortization of new debt issuance costs              0.2                0.3             0.2
                                                    --------           --------       ---------
                                                    $    8.5           $    9.1       $     8.2
                                                    ========           ========       =========

(e) The pro forma adjustment to income tax expense assumes a combined effective tax rate of 43.7% for the forty weeks ended October 10, 1998, 46.7% for the year ended January 3, 1998 and 47.1% for the forty weeks ended October 4, 1997.

(f) Elimination of the equity in net loss of joint ventures, which were sold by PII prior to the acquisition of PII by Keebler.

(g) Reflects a net (decrease) increase in the extraordinary item due to:

                                                 FORTY               FISCAL              FORTY
                                              WEEKS ENDED          YEAR ENDED         WEEKS ENDED
                                            OCTOBER 10, 1998     JANUARY 3, 1998    OCTOBER 4, 1997
                                            ----------------     ---------------    ---------------
                                                                  (IN MILLIONS)
    Elimination of the PII extraordinary item
     associated with writing off
     unamortizated debt issuance costs              $   (0.7)       $      -            $      -
    Write off Keebler debt issuance costs
     related to debt extinguished as part
     of the acquisition, net of income taxes             0.3             2.0                 2.0
                                                    --------        --------            --------
                                                    $   (0.4)       $    2.0            $    2.0
                                                    ========        ========            ========


(h) EBITDA, as adjusted, is defined as income from operations before interest, taxes, depreciation, amortization and restructuring charges. EBITDA, as adjusted, is presented as additional information because Keebler believes it to be a useful indicator of a company's ability to meet debt service and capital expenditures requirements. It is not, however, intended as an alternative measure of operating results or cash flow from operations (as determined in accordance with generally accepted accounting principles).

(c)       Exhibits

          EXHIBIT NO.            DOCUMENT
          -----------            --------

              2.2 Stock Purchase Agreement dated as of August 24, 1998 between Keebler Foods Company and President International, Inc. (incorporated herein by reference to Exhibit 2.2 of Keebler's Current Report on Form 8-K filed with the Commission on October 9, 1998 (Commission File No. 001-13705)(the "October Report"))

             10.33 $700,000,000 Senior Credit Facility dated as of September 28, 1998 among Keebler, various financial institutions and the Bank of Nova Scotia, as the Lead Arranger and Administrative Agent, The First National Bank of Chicago, as the Syndication Agent, and the Bank of Montreal, as the Managing Agent (incorporated herein by reference to Exhibit 10.33 of the October Report)


             10.34 $125,000,000 Bridge Facility Credit Agreement dated as of September 28, 1998 among Keebler Foods Company, various financial institutions and the Bank of Nova Scotia as the Arranger and the Administrative Agent (incorporated herein by reference to Exhibit 10.34 of Keebler's Quarterly Report on Form 10-Q previously filed with the Commission on November 16, 1998 (Commission File No. 001-13705))

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              KEEBLER FOODS COMPANY



                     By:                  /s/ JAMES T. SPEAR
                          ------------------------------------------------------
                          Name:  James T. Spear
                          Title: Vice President Finance and Corporate Controller
                                 (Chief Accounting Officer)

                          Date:  December 10, 1998

                        INDEX TO THE FINANCIAL STATEMENTS

                          President International, Inc.

Consolidated Balance Sheets at September 26, 1998 and
  December 27, 1997 (Unaudited)...................................        F-2
Consolidated Statements of Operations for the thirty-nine weeks
  ended September 26, 1998 and September 27, 1997 (Unaudited).....        F-3
Consolidated Statements of Cash Flows for the thirty-nine weeks
  ended September 26, 1998 and September 27, 1997 (Unaudited).....        F-4
Notes to the Consolidated Financial Statements (Unaudited) .......        F-5
Report of Independent Accountants dated February 27, 1998.........        F-6
Consolidated Balance Sheet at December 27, 1997 and
  December 28, 1996...............................................        F-7
Consolidated Statement of Operations for the years ended
  December 27, 1997 and December 28, 1996.........................        F-8
Consolidated Statement of Changes in Shareholder's Equity for
  the years ended December 27, 1997 and December 28, 1996.........        F-9
Consolidated Statement of Cash Flows for the years ended
  December 27, 1997 and December 28, 1996.........................        F-10
Notes to the Consolidated Financial Statements....................        F-11

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
CONSOLIDATED BALANCE SHEETS
UNAUDITED
(DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

                                                  SEPTEMBER 26,   DECEMBER 27,
                                                      1998            1997
ASSETS
Current assets:
  Cash and cash equivalents                       $      1,248   $      1,365
  Trade receivables, less allowance for doubtful
    accounts of $2,879 and $2,745, respectively         37,032         33,933
  Inventories                                           39,904         49,142
  Other current assets                                   7,311          8,005
                                                  ------------   ------------
       Total current assets                             85,495         92,445

Property, plant and equipment, net                      49,874         48,184
Intangible assets, net of accumulated amortization
  of $88,663 and $83,839, respectively                 268,915        279,832
Investments in joint ventures                                -          8,400
Other assets                                             8,185          6,580
                                                  ------------   ------------
       Total assets                               $    412,469   $    435,441
                                                  ============   ============

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Notes payable and current portion of
    long-term debt                                $     45,617   $     56,448
  Accounts payable                                      22,564         19,674
  Accrued expenses                                      22,711         18,938
  Interest payable                                       1,708            725
                                                  ------------   ------------
       Total current liabilities                        92,600         95,785


Long-term debt                                          87,041        108,385
Deferred income taxes                                   32,053         35,304
Other liabilities                                        3,831          3,559
                                                  ------------   ------------
       Total liabilities                               215,525        243,033
                                                  ------------   ------------

Shareholder's equity:
  Common stock - $.01 par value, 1,000 shares
    authorized, 100 shares issued and outstanding            1              1
  Capital in excess of par value                       186,226        200,512
  Retained earnings (accumulated deficit)               10,717         (8,105)
                                                  ------------   ------------
       Total shareholder's equity                      196,944        192,408
                                                  ------------   ------------

Commitments and contingent liabilities                       -              -
                                                  ------------   ------------
       Total liabilities and
         shareholder's equity                     $    412,469   $    435,441
                                                  ============   ============


   The accompanying notes are an integral part of these financial statements.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

                                                     THIRTY-NINE WEEKS ENDED
                                                  SEPTEMBER 26,  SEPTEMBER 27,
                                                      1998            1997
Net sales                                         $    360,818   $    350,795
Cost of goods sold                                     218,778        217,815
                                                  ------------   ------------
       Gross profit                                    142,040        132,980

Selling, marketing, distribution and
  administrative expenses                              102,471         96,107
Other                                                     (295)           (95)
Amortization of intangible assets                        6,466          9,802
                                                  ------------   ------------
       Operating profit                                 33,398         27,166
                                                  ------------   ------------


Other Income (expense):
       Gain on the sale of the joint ventures            7,665              -
       Interest expense                                 (9,604)       (10,879)
       Interest income                                     412             68
                                                  ------------   ------------
                                                        (1,527)       (10,811)
                                                  ------------   ------------

Income before income taxes                              31,871         16,355

Provision for income taxes                              10,147          8,072
                                                  ------------   ------------
Income from domestic operations                         21,724          8,283


Equity in net loss of joint ventures                     2,173          1,861
                                                  ------------   ------------
Income before extraordinary item                        19,551          6,422


Extraordinary loss from early extinguishment
  of debt, net of applicable income tax
  benefit of $484                                          729              -
                                                  ------------   ------------
Net income                                        $     18,822   $      6,422
                                                  ============   ============

   The accompanying notes are an integral part of these financial statements.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED
(DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

                                                     THIRTY-NINE WEEKS ENDED
                                                  SEPTEMBER 26,  SEPTEMBER 27,
                                                      1998            1997
Operating activities:
  Net income                                            18,822          6,422
  Adjustments to reconcile net income to net
    cash provided by operating activities:
  Depreciation expense                                   4,528          4,265
  Amortization of intangibles                            6,466          9,802
  Amortization of debt issuance costs                      248            161
  Undistributed loss of joint ventures                   2,173          1,861
  Extraordinary loss, net of income tax benefit            729              -
  Changes in operating assets and liabilities,
    net of effects of disposals:
    Decrease (increase) in accounts receivable, net     (3,128)        (1,796)
    Decrease (increase) in inventories                   9,382          9,661
    Decrease (increase) in other assets                  7,486          2,789
    Increase (decrease) in accounts payable, accrued
      expenses, and interest payable                     8,867          5,634
    Increase (decrease) in deferred income taxes        (3,251)             -
    Increase (decrease) in other liabilities               240           (120)
                                                  ------------   ------------
       Net cash provided by operating activities        52,562         38,679
                                                  ------------   ------------

Investing activities:
  Net capital expenditures                              (6,218)        (3,117)
                                                  ------------   ------------
       Net cash used in investing activities            (6,218)        (3,117)
                                                  ------------   ------------

Financing activities:
  Principal payments on long-term debt                  (5,238)       (11,714)
  Capital contribution                                 (14,286)             -
  Net increase (decrease) in notes payable             (26,937)       (23,140)
                                                  ------------   ------------
       Net cash used in financing activities           (46,461)       (34,854)
                                                  ------------   ------------

Net increase (decrease) in cash and
  cash equivalents                                        (117)           708
Cash and cash equivalents, beginning of period           1,365          5,301
                                                  ------------   ------------

Cash and cash equivalents, end of period          $      1,248   $      6,009
                                                  ============   ============



   The accompanying notes are an integral part of these financial statements.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
UNAUDITED
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. BASIS OF PRESENTATION

INTERIM FINANCIAL STATEMENTS

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and revenues and expenses and the disclosure of commitments and contingent liabilities at the date of the financial statements and for the period then ended. Accordingly, actual results could differ from such estimates. In addition, the accompanying unaudited interim consolidated financial statements contain all adjustments, consisting only of normal adjustments, which in the opinion of management were necessary for a fair statement of the results for the interim periods. Results for the interim periods are not necessarily indicative of results for the full year.

RECLASSIFICATIONS

Certain reclassifications of prior period data have been made to conform with current period reporting.


2. JOINT VENTURES

During 1992, President International Inc. ("PII" or the "Company") entered into a joint venture (Tianjin President International Foods, Inc.) in Tianjin, PRC with an affiliate of President Enterprises Corp.("PEC"), the ultimate parent company of PII, and the Tianjin Children's Food Demonstration Plant. In 1995, the PEC affiliate contributed its equity in the Tianjin joint venture totaling $1.8 million to the Company. The Company also entered into a joint venture (Shanghai President International Foods, Inc.) in Shanghai, PRC with the China Sugar and Wine Company during 1994. During 1997, PII purchased the remaining shares of Tianjin President International Foods, Inc. and Shanghai President International Foods, Inc. for $1.2 million and $2.5 million, respectively.

In August 1998, PII sold the investments in Tianjin President International Foods, Inc. and Shanghai President International Foods, Inc. to President International Trade and Investment Corporation ("PITIC"), PII's direct parent, for a $14.0 million note receivable resulting in a gain of $4.6 million, net of income taxes.

Up until the time the joint ventures were sold, the Company accounted for the investments using the equity method. The Company's equity in the net loss from these joint ventures totaled $2.2 million from December 28, 1997 until the date of sale. There was no royalty income from these joint ventures from December 28, 1997 until the date of sale.


3.  INVENTORIES

Inventories at September 26, 1998 consist of the following:

                                                         SEPTEMBER 26,
                                                             1998

                                                        (IN THOUSANDS)
Packaging materials                                       $    4,308
Raw materials                                                  4,557
Finished goods                                                31,039
                                                          ----------
                                                          $   39,904
                                                          ==========

                       REPORT OF INDEPENDENT ACCOUNTANTS



February 27, 1998, except for Note 12,
as to which the date is December 8, 1998.


To the Board of Directors and Shareholder of President International, Inc.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of changes in shareholder's equity and of cash flows present fairly, in all material respects, the financial position of President International, Inc. and its subsidiaries at December 27, 1997 and December 28, 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PRICEWATERHOUSECOOPERS LLP
------------------------------
PricewaterhouseCoopers LLP

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
CONSOLIDATED BALANCE SHEET
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                          DECEMBER 27,         DECEMBER 28,
                                                             1997                 1996
ASSETS
Current assets:
  Cash and cash equivalents                               $    1,365           $   5,301
  Trade receivables, less allowance for doubtful
   accounts of $2,745 and $2,111, respectively                33,933              36,710
  Inventories                                                 49,142              48,262
  Other current assets                                         8,005               8,522
                                                          ----------           ---------
     Total current assets                                     92,445              98,795



Property, plant and equipment, net                            48,184              48,786
Intangible assets, net of accumulated amortization
  of $83,839 and $71,905, respectively                       279,832             290,397
Investments in joint ventures                                  8,400               6,303
Other assets                                                   6,580               6,977
                                                          ----------           ---------

     Total assets                                         $  435,441           $ 451,258
                                                          ==========           =========

LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
   Notes payable and current portion of long-term debt    $   56,448           $  60,926
   Accounts payable                                           19,674              17,135
   Accrued expenses                                           18,938              16,389
   Interest payable                                              725               3,810
                                                          ----------           ---------
     Total current liabilities                                95,785              98,260


Long-term debt                                               108,385             122,831
Deferred income taxes                                         35,304              38,050
Other liabilities                                              3,559               3,597
                                                          ----------           ---------
     Total liabilities                                       234,033             262,738
                                                          ----------           ---------

Shareholder's equity:
  Common stock - $.01 par value, 1,000 shares
    authorized, 100 shares issued and outstanding                  1                   1
  Capital in excess of par value                             200,512             200,512
  Accumulated deficit                                         (8,105)            (11,993)
                                                          ----------           ---------
     Total shareholder's equity                              192,408             188,520
                                                          ----------           ---------

Commitments and contingent liabilities                             -                   -
                                                          ----------           ---------


     Total liabilities and shareholder's equity           $  435,441           $ 451,258
                                                          ==========           =========




The accompanying notes are an integral part of these financial statements.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
CONSOLIDATED STATEMENT OF OPERATIONS
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                                                    YEAR ENDED
                                                          DECEMBER 27,     DECEMBER 28,
                                                             1997             1996
Net sales                                                 $  441,128       $  416,261
Cost of goods sold                                           276,292          266,483
                                                          ----------       ----------
   Gross profit                                              164,836          149,778

Selling, marketing, distribution and
  administrative expenses                                    123,869          122,027
Amortization of intangible assets                             11,934           13,403
                                                          ----------       ----------
   Operating profit                                           29,033           14,348
                                                          ----------       ----------
Other income (expense):
   Interest expense                                          (14,084)         (15,502)
   Interest income                                               151               11
                                                          ----------       ----------
                                                             (13,933)         (15,491)
                                                          ----------       ----------
Income (loss) before income taxes                             15,100           (1,143)

Provision for income taxes                                     8,087            2,999
                                                          ----------       ----------
Income (loss) before domestic operations                       7,013           (4,142)

Equity in net loss of joint ventures                          (3,125)          (2,019)
                                                          ----------       ----------
Income (loss) before extraordinary item                        3,888           (6,161)

Extraordinary loss from early extinguishment of debt,
   net of applicable income tax benefit of $1,013                  -           (1,523)
                                                          ----------       ----------
Net income (loss)                                         $    3,888       $   (7,684)
                                                          ==========       ==========









  The accompanying notes are an integral part of these financial statements.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY
(DOLLARS IN THOUSANDS)
-----------------------------------------------------------------------------

                                                                 RETAINED
                                                   CAPITAL IN    EARNINGS
                                  COMMON STOCK      EXCESS OF  (ACCUMULATED
                               SHARES     AMOUNT    PAR VALUE    DEFICIT)
Balance at December 30, 1995       100   $      1   $194,487     $ (4,309)
Net loss                             -          -          -       (7,684)
Capital contribution                 -          -      6,025            -
                              --------   --------   --------     --------
Balance at December 28, 1996       100          1    200,512      (11,993)
Net income                           -          -          -        3,888
                              --------   --------   --------     --------
Balance at December 27, 1997       100   $      1   $200,512     $ (8,105)
                              ========   ========   ========     ========


   The accompanying notes are an integral part of these financial statements.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
CONSOLIDATED STATEMENT OF CASH FLOWS
(DOLLARS IN THOUSANDS)
------------------------------------------------------------------------------

                                                           YEAR ENDED
                                                  DECEMBER 27,    DECEMBER 28,
                                                      1997            1996
Operating activities:
  Net income (loss)                               $      3,888   $     (7,684)
  Adjustments to reconcile net income (loss) to
    net cash provided by operating activities:
  Depreciation expense                                   5,497          5,250
  Amortization of intangibles                           11,934         13,403
  Amortization of debt issuance costs                      214            354
  Undistributed loss of joint ventures                   3,125          2,019
  Extraordinary loss before income tax benefit               -          2,536
  Changes in operating assets and liabilities,
    net of effects of disposals:
      Decrease (increase) in accounts
        receivable, net                                  2,777           (428)
      Decrease (increase) in inventories                  (880)        (3,758)
      Decrease (increase) in other assets                2,134            849
      Increase (decrease) in accounts payable,
        accrued expenses, and interest payable           2,003          3,842
      Increase (decrease) in deferred income
        taxes                                           (4,046)          (739)
      Increase (decrease) increase in other
        liabilities                                        (38)           182
                                                  ------------   ------------
           Net cash provided by
             operating activities                       26,608         15,826
                                                  ------------   ------------

Investing activities:
  Net capital expenditures                              (4,895)        (3,809)
  Acquisition of master distributor                     (2,481)             -
  Investments in joint ventures                         (3,724)          (249)
                                                  ------------   ------------
           Net cash used in investing activities       (11,100)        (4,058)
                                                  ------------   ------------

Financing activities:
  Proceeds from long-term debt, net of debt
    issuance costs                                      99,480        118,849
  Principal payments on long-term debt                (115,084)      (142,225)
  Capital contribution                                       -          6,025
  Net increase (decrease) increase in notes
    payable                                             (3,840)         8,590
                                                  ------------   ------------
           Net cash used in financing activities       (19,444)        (8,761)
                                                  ------------   ------------

Net increase (decrease) in cash and
  cash equivalents                                      (3,936)         3,007
Cash and cash equivalents, beginning of year             5,301          2,294
                                                  ------------   ------------
Cash and cash equivalents, end of year            $      1,365   $      5,301
                                                  ============   ============


   The accompanying notes are an integral part of these financial statements.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   ORGANIZATION AND NATURE OF OPERATIONS

     President International, Inc. ("PII" or the "Company"), headquartered in Atlanta, Georgia, was incorporated in the State of Delaware on June 21, 1985. PII is a holding company whose principal asset is the common stock of its wholly-owned subsidiary, President Baking Company, Inc. ("PBC"). The ultimate parent company of PII is President Enterprises Corp. ("PEC"), a Taiwanese corporation.

     PBC, headquartered in Atlanta, Georgia, was incorporated in the State of Delaware on February 7, 1984. The operations of PBC consist of:

     * the marketing, manufacture, sale and distribution of cookies to the Girl Scouts of the United States of America annual cookie sale. The Company is a primary supplier to the annual sale.

     * the marketing, manufacture, sale and distribution of premium cookie and snack products under the "Famous Amos" brand name.

     * the marketing, manufacture, sale and distribution of a variety of cookies, crackers, brownies, snack cakes and other baked snack products under various branded and private label names.

     PBC sells its products to supermarkets, club stores, mass merchandisers, vending companies, wholesalers, distributors and specialty stores through its direct sales group and direct store delivery distribution systems. The direct store delivery distribution system consists of approximately 770 franchised and non-franchised routes. PBC maintains eight manufacturing facilities.

     PII also owns 100% interests in joint ventures located in Shanghai, People's Republic of China ("PRC") and Tianjin, PRC (Note 3). These ventures manufacture, sell and distribute a variety of food products, including cookies and soft cakes.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION
     The consolidated financial statements include the accounts of President International, Inc. and its domestic wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

     Certain components of the 1996 consolidated financial statements have been reclassified to conform with the 1997 presentation.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     FISCAL YEAR
     The Company's fiscal year ends on the last Saturday prior to January 1. The fiscal years ended December 27, 1997 and December 28, 1996 included fifty-two weeks.

     CASH AND SUPPLEMENTAL CASH FLOW INFORMATION
     The Company considers all highly liquid investment instruments with an original maturity of three months or less to be cash equivalents.

     For the years ended December 27, 1997 and December 28, 1996, the Company paid interest in the amounts of $16,804,000 and $11,831,000, respectively. For the years ended December 27, 1997 and December 28, 1996, the Company paid income taxes in the amounts of $11,731,000 and $3,414,000, respectively.

     INVENTORIES
     Inventories are carried at the lower of cost or market, cost being determined using the first-in, first-out method. Inventories include the cost of material, labor and overhead.

     DEFERRED GIRL SCOUT SELLING COSTS
     Selling and promotion costs associated with the annual Girl Scout cookie sale incurred from May 1 through the fiscal year end of each year are deferred until the subsequent fiscal year in which the related Girl Scout cookie sale revenues are recognized. Deferred selling and promotion costs at December 27, 1997 and December 28, 1996 totaled $3,023,000 and $3,104,000, respectively, and are included in other current assets.

     PROPERTY, PLANT AND EQUIPMENT
     Property, plant and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of individual assets, which range generally from 3 to 30 years. Depreciation expense totaled $5,497,000 and $5,250,000 during the years ended December 27, 1997 and December 28, 1996, respectively. Costs for major renewals and additions are capitalized, while repairs and maintenance charges are expensed as incurred.

     INTANGIBLE ASSETS
     Intangible assets, net of accumulated amortization, include goodwill ($223,455,000 and $227,998,000 at December 27, 1997 and December 28, 1996,
     respectively), trademarks and trade names ($52,905,000 and $54,471,000 at December 27, 1997 and December 28, 1996, respectively) and other identifiable assets purchased by the Company. Goodwill, trademarks and trade names are being amortized over 40 years using the straight-line method. Other identifiable intangible assets are amortized using the straight-line method over 5 to 10 years. The Company evaluates its goodwill for impairment of value based upon expected future cash flows from operations.

     PBC markets and sells the rights to distribute its products within specifically defined geographic areas. For the years ended December 27, 1997 and December 28, 1996, PBC recognized net gains of $913,000 and $342,000, respectively, from the sale of these rights.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     REVENUE RECOGNITION
     The Company recognizes sales revenue upon shipment of the product to the customer.

     FORWARD AND FUTURES CONTRACTS
     PBC enters into forward and futures contracts which hedge anticipated purchases of certain ingredients used in the production of PBC's products. PBC recognizes gains and losses from forward and futures contracts as a component of the cost of the ingredients at the time of purchase. At December 27, 1997, PBC held forward and futures contracts for commodities involving notional amounts of approximately $55,047,000. As of December 27, 1997, PBC's net position to the market was favorable by approximately $669,000.

     INTEREST RATE SWAPS
     PBC entered into interest rate swap agreements to hedge against interest rate risk on a portion of the Term loan outstanding. At December 27, 1997, PBC was a party to interest rate swap agreements involving notional amounts of $60,000,000. The estimated year end fair value of these financial investments calculated as the present value of estimated future cash outflows was approximately $495,000.

     INCOME TAXES
     The Company files a consolidated federal income tax return with its wholly-owned subsidiaries. Annual provisions for income taxes are based on reported earnings before income taxes and include appropriate provisions for deferred income taxes resulting from the tax effects of the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.

     CONCENTRATIONS OF CREDIT RISK
     In general, the Company extends credit terms to its customers on an unsecured basis. At December 27, 1997 credit risk was generally concentrated in the following two groups of customers - national and regional supermarket chains and national, regional and local wholesalers and distributors. The Company believes that the allowance for doubtful accounts is sufficient to fully cover credit losses.

     MANAGEMENT ESTIMATES
     The preparation of financial statements in accordance with generally accepted accounting principles requires management to make certain estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and revenues and expenses and the disclosure of commitments and contingent liabilities at the date of the financial statements and for the period then ended. Accordingly, actual results could differ from such estimates.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3.   JOINT VENTURES

     During 1992, the Company entered into a joint venture (Tianjin President International Foods, Inc.) in Tianjin, PRC with an affiliate of PEC and the Tianjin Children's Food Demonstration Plant. In 1995, the PEC affiliate contributed its equity in the Tianjin joint venture totaling $1,784,000 to the Company. The Company entered into a joint venture (Shanghai President International Foods, Inc.) in Shanghai, PRC with the China Sugar and Wine Company during 1994. During 1997, PII purchased the remaining shares of Tianjin President International Foods, Inc. and Shanghai President International Foods, Inc. for $1,227,000 and $2,497,000, respectively.

     The Company accounts for the investments using the equity method. The Company's equity in loss from these joint ventures totaled $3,279,000 and $2,360,000, during the years ended December 27, 1997 and December 28, 1996, respectively. Royalty income from these joint ventures totaled $154,000 and $341,000 during the years ended December 27, 1997 and December 28, 1996, respectively, and has been recorded as a component of equity in net loss of joint ventures.


4.   INVENTORIES

     Inventories at December 27, 1997 and December 28, 1996 consist of the following (dollars in thousands):


                                                1997            1996

     Packaging materials                     $  4,024        $  5,657
     Raw materials                              4,172           4,305
     Finished goods                            40,946          38,300
                                             --------        --------

                                             $ 49,142        $ 48,262
                                             ========        ========


5.   PROPERTY, PLANT AND EQUIPMENT

     Major classifications of property, plant and equipment at December 27, 1997 and December 28, 1996 are summarized as follows (dollars in thousands):

                                                1997            1996

     Land                                    $  1,538        $  1,538
     Buildings and leasehold improvements      15,688          14,914
     Machinery and equipment                   60,438          56,657
     Furniture and fixtures                     4,470           4,127
     Transportation equipment                     273             493
     Construction-in-progress                   1,680           1,697
                                             --------        --------
                                               84,087          79,426
     Less - Accumulated depreciation          (35,903)        (30,640)
                                             --------        --------

                                             $ 48,184        $ 48,786
                                             ========        ========

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

6.   LEASES

     PBC's manufacturing facility in Augusta, Georgia is held under a capital lease which, including renewal options, expires in 2042. The facility may be purchased at various times during the lease term. The leased assets are included in property, plant and equipment and are being depreciated over 25 years. Future payments under the lease, including interest, are $154,000 annually through 2002, after which they average $31,000 per year.

     The Company and its subsidiaries also lease land, buildings and equipment under noncancelable operating leases which expire on various dates through November 30, 2006. Future minimum lease payments under these leases are summarized as follows (dollars in thousands):

       FISCAL YEAR                                                  AMOUNT

          1998                                                    $  4,138
          1999                                                       3,330
          2000                                                       1,854
          2001                                                       1,323
          2002                                                         760
          Thereafter                                                 1,538
                                                                  --------

                                                                  $ 12,943
                                                                  ========

     Rent expense under operating leases for the years ended December 27, 1997 and December 28, 1996 approximated $5,959,000 and $5,614,000, respectively.


7.   NOTES PAYABLE AND LONG-TERM DEBT

     Notes payable and long-term debt at December 27, 1997 and December 28, 1996 consist of the following (dollars in thousands):


                                                                                1997       1996
       Terms loans (formerly Tranche A) payable in various scheduled annual principal instalments through 2002; interest is
        variable based on a spread over LIBOR or prime; principal
        balances bear interest at 6.9375% at December 27, 1997
        and at rates ranging from 7.4375% to 7.625% at December 28,
        1996 (rates are subject to adjustment via certain provisions in the credit agreement); secured by all of the assets of PBC
        and its subsidiaries                                                 $ 100,000    $ 50,500

       Tranche B term loans payable in various scheduled annual
        principal instalments through 2002; interest is variable based on a spread over LIBOR or prime; principal balances bear interest at rates ranging from 8.3125% to 9.75% at December 28, 1996;
        secured by all of the assets of the Company. Tranche B term
        loans were repaid on December 19, 1997                                       -      64,513

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                  1997        1996
      PBC revolving line of credit; interest is variable based on a spread over LIBOR or prime; bears interest at rates ranging from
        6.9375% to 8.50% at December 27, 1997 and
        7.375% to 8.875% at December 28, 1996 (rates are subject to adjustment via certain provisions in the credit agreement);
        maximum available credit is $80,000 and $70,000 during 1997 and
        1996, including outstanding letters of credit; cash advances under the line of credit cannot exceed $15,000 during a consecutive
        30 day period during each fiscal year; expires in December 2002
        and is secured by all of the assets of PBC and its subsidiaries           31,000      35,800

      PII line of credit; interest is variable based on a spread over LIBOR;
        bears interest at 6.275% at December 27, 1997 and at rates ranging from 6.03% to 6.0875% at December 28, 1996;
        maximum available credit is $35,000; expires in April 1998, however, PII is in the process of obtaining a commitment from the Bank to extend maturity date for three years; secured
        by a guarantee from PEC                                                   32,870      31,910

      PBC capital lease obligation (Note 6)                                          963       1,034
                                                                               ---------   ---------
                                                                                 164,833     183,757
      Less - Current portion                                                     (56,448)    (60,926)
                                                                               ---------   ---------

                                                                               $ 108,385   $ 122,831
                                                                               =========   =========

     Interest on the Term loans and revolving line of credit is payable at varying intervals which cannot exceed six months. PBC incurs an annual fee of .25% on the unused portion of the revolving line of credit.

     On December 19, 1997, PBC amended and restated its then existing senior credit facility. The amendment and restatement decreased the senior bank commitment to $180,000,000 and extended future principal payments to 2002. PBC repaid Tranche B term loans and currently has only one Term loan (formerly Tranche A).

     The PBC amended and restated senior credit facility imposes certain covenants on PBC, the most restrictive of which limit the payment of management fees and cash dividends and impose other restrictions relating to equity investments, additional indebtedness, leases, the creation of liens, capital expenditures, disposition of assets and major changes in ownership of PBC's capital stock. In addition, it requires the attainment of certain financial ratios as defined in the related agreement.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Future principal payments on notes payable and long-term debt are scheduled as follows (dollars in thousands):

       FISCAL YEAR                                              AMOUNT

         1998                                                 $  56,448
         1999                                                    13,121
         2000                                                    17,887
         2001                                                    24,397
         2002                                                    44,829
         Thereafter                                               8,151
                                                              ---------

                                                              $ 164,833
                                                              =========


8.   INCOME TAXES

     The Company files a consolidated federal income tax return. Pursuant to an intercompany tax sharing agreement with PII, PBC must reimburse PII for its proportionate share of the PII consolidated tax liability.

     The provision for income taxes for the years ended December 27, 1997 and December 28, 1996 is composed of the following (dollars in thousands):


                                                             1997        1996

       Current:
         Federal                                          $  9,644     $  3,111
         State                                               2,489          627
                                                          --------     --------
                                                            12,133        3,738
                                                          --------     --------

       Deferred:
         Federal                                            (3,450)        (630)
         State                                                (596)        (109)
                                                          --------     --------
                                                            (4,046)        (739)
                                                          --------     --------

                                                          $  8,087     $  2,999
                                                          ========     ========

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The provision for income taxes for the years ended December 27, 1997 and December 28, 1996 differs from taxes computed using the statutory federal income tax rate (34%). The components of such differences are summarized as follows (dollars in thousands):

                                                                1997     1996
     Consolidated federal income taxes computed on
      pretax accounting income using the federal
      statutory tax rate                                       4,071   $  (389)
     State income taxes, net of federal income tax benefit     1,584       320
     Amortization of goodwill                                  2,305     2,306
     Other                                                       127       762
                                                            --------   -------

     Provisions for income taxes                            $  8,087   $ 2,999
                                                            ========   =======

     Deferred tax liabilities (assets) at December 27, 1997 and December 28, 1996 consist of the following temporary differences (dollars in thousands):

                                                              1997       1996


        Intangibles                                       $ 25,228    $ 27,230
        Depreciation                                        10,037      10,454
        Prepaid pension cost                                   786         917
        Other                                                2,056       2,219
                                                          --------    --------
        Gross deferred tax liabilities                      38,107      40,820
                                                          --------    --------


        Inventories                                         (1,121)       (841)
        Allowance for doubtful accounts                     (1,094)       (842)
        Accrued expenses                                    (2,633)     (1,822)
        Other                                                 (955)       (965)
                                                          --------    --------
        Gross deferred tax assets                           (5,803)     (4,470)
                                                          --------    --------

        Net deferred taxes                                $ 32,304    $ 36,350
                                                          ========    ========


9.   EMPLOYEE BENEFIT PLANS

     PBC has noncontributory defined benefit pension plans covering those eligible employees at certain facilities who have attained one year of service. Employees receive retirement benefits based upon such factors as years of service and employee compensation levels.

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

      Net periodic pension cost of the combined defined benefit pension plans for the years ended December 27, 1997 and December 28, 1996 is composed of the following (dollars in thousands):

                                                                 1997      1996

      Service cost (benefits earned during the year)          $   712   $   592
      Interest cost on projected benefit obligation             1,235     1,104
      Actual return on plan assets                             (2,938)   (1,918)
      Net deferred gain                                         1,924     1,038
                                                              -------   -------

      Net pension cost                                        $   933   $   816
                                                              =======   =======

      The combined funded status of the plans at December 27, 1997 and December 28, 1996 is reconciled to prepaid pension expense as follows (dollars in thousands):

                                                               1997       1996

      Actuarial present value of vested benefit
        obligation                                         $  16,284  $  13,743
                                                           =========  =========

      Accumulated benefit obligation                       $  16,911  $  14,241
                                                           =========  =========

      Projected benefit obligation                         $ (17,543) $ (14,793)
      Plan assets at fair value                               18,793     16,069
      Unrecognized net loss (gain)                              (234)       350
      Unrecognized prior service cost                            287         (3)
                                                           ---------  ---------

      Prepaid pension expense                              $   1,303  $   1,623
                                                           =========  =========


      The assumptions used to measure the funded status of the plans at year end were as follows:

                                                        1997          1996

          Discount rate                                 7.75%         8.25%
          Expected long-term return on plan assets     10.00%        10.00%
          Rate of increase in compensation levels       5.00%         5.00%


      During 1997, PBC used a discount rate of 8.25% for purposes of determining its pension cost. Plan assets consist of certificates of deposit, stocks, bonds, and other income generating investments.

      PBC sponsors a 401(k) plan covering salaried employees at certain facilities who have attained one-half year of service. During 1997 and 1996 the Company matched $.67 for each employee's $1 contribution, to a maximum of 6% of each employee's gross salary. PBC previously sponsored a non-qualified deferred compensation plan covering certain salaried employees who did not participate in the 401(k) plan. During the years ended December 27, 1997 and December 28, 1996, PBC contributed $794,000 and $795,000, respectively, to these plans.

      PBC maintains a Voluntary Employees' Beneficiary Association in compliance with Internal Revenue Code Section 501(c)(9) for the purpose of funding medical, dental and

PRESIDENT INTERNATIONAL, INC.
(A SUBSIDIARY OF PRESIDENT ENTERPRISES CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     certain other employee benefits. Contributions made by PBC to the trust during the years ended December 27, 1997 and December 28, 1996 totaled $6,579,000 and $4,756,000, respectively.

     Union members at certain locations participate in union sponsored benefit plans. Contributions to the various union sponsored benefit plans totaled approximately $1,124,000 and $979,000 for the years ended December 27, 1997 and December 28, 1996, respectively.


10.  RELATED PARTY TRANSACTIONS

     The Company had receivables totaling approximately $52,000 and $1,503,000 due from its joint ventures as of December 27, 1997 and December 28, 1996, respectively. Such receivables arise as a result of royalty arrangements and certain joint venture operating expenses funded by the Company. During 1997, the Company wrote-off the majority of its joint venture receivables totaling approximately $1,793,000. The loss from the write-off was partially offset by the Company's recognition of the joint ventures corresponding gain of approximately $1,419,000.


11.  COMMITMENTS AND CONTINGENT LIABILITIES

     The Company is subject to litigation in the ordinary course of business. In the opinion of management, the ultimate outcome of any existing litigation would not have a material adverse effect on the Company's financial position or results of operations.

     At December 27, 1997, PBC had $15,000,000 available for letters of credit under the senior credit facility for the purpose of securing loans made to purchasers of distribution route rights. At December 27, 1997, approximately $13,825,000 of such loans were secured by the letters of credit. The Company incurs fees at an annual rate of .25% on all unused letters of credit.

12.  SUBSEQUENT EVENTS

     In August 1998, the Company sold its investments in joint ventures to its immediate parent company, President International Trade and Investment Corporation ("PITIC"), for a note receivable in the amount of $14,000,000. On September 28, 1998, all of the Company's issued and outstanding common stock was sold to Keebler Foods Company. In connection with the sale, the $14,000,000 note receivable was transferred to PITIC.

                                 EXHIBIT INDEX



EXHIBIT NO.  DOCUMENT
-----------  --------

    2.2 Stock Purchase Agreement dated as of August 24, 1998 between Keebler Foods Company and President International, Inc. (incorporated herein by reference to Exhibit 2.2 of Keebler's Current Report on Form 8-K filed with the Commission on October 9, 1998 (Commission File No. 001-13705)(the "October Report"))

   10.33 $700,000,000 Senior Credit Facility dated as of September 28, 1998 among Keebler, various financial institutions and the Bank of Nova Scotia, as the Lead Arranger and Administrative Agent, The First National Bank of Chicago, as the Syndication Agent, and the Bank of Montreal, as the Managing Agent (incorporated herein by reference to Exhibit 10.33 of the October Report)

   10.34 $125,000,000 Bridge Facility Credit Agreement dated as of September 28, 1998 among Keebler Foods Company, various financial institutions and the Bank of Nova Scotia as the Arranger and the Administrative Agent (incorporated herein by reference to Exhibit
             10.34 of Keebler's Quarterly Report on Form 10-Q previously filed with the Commission on November 16, 1998 (Commission File No. 001-13705))